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                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" and to the use of our reports dated March 5, 1999 (except Notes 12 and 13, as to which the date is March 14, 1999) in Amendment No. 2 to the Registration Statement (Form S-1 No. 333-74659) and the related Prospectus of StarMedia Network, Inc. for the registration of its common stock.



                                          ERNST & YOUNG LLP
                                          /s/ Ernst & Young LLP



New York, New York
May 7, 1999